                                                                     Exhibit 4.4



                              FORM OF EXCHANGE NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. 1                                                           U.S.$[________]
CUSIP No. 45767DAE9

                           Innova, S. de R.L. de C.V.

                      9.375% Senior Exchange Notes due 2013

     Innova, S. de R.L. de C.V., a variable capital limited liability company (sociedad de responsabilidad limitada de capital variable) organized under the laws of the United Mexican States (hereinafter called the "Company", which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of U.S. $[________] (or such lesser amount as shall be the outstanding principal amount of this Note shown in Schedule A hereto) on September 19, 2013 and to pay interest thereon from September 19, 2003 or from the most recent date to which interest has been paid or provided for, semi-annually on March 19 and September 19 in each year (each, an "Interest Payment Date"), commencing March 19, 2004 at the rate of 9.375% per annum, until the principal hereof is paid or made available for payment. Interest on this Note shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and paid or provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be fifteen calendar days preceding such Interest Payment Date. Any such interest which is payable, but is not paid or provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to the Holders of Notes of this Series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

     Payment of the principal of and the interest on this Note will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, further, that payment to DTC or any successor Depositary may be made by wire transfer to the account designated by DTC or such successor Depositary in writing.

     This Security is a global Note issued on the date hereof which represents U.S$[________] of the principal amount of the Company's 9.375% Senior Exchange Notes due 2013. This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes") issued and to be issued in one series under an Indenture dated as of September 19, 2003 (herein called the "Indenture") between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited (subject to exceptions provided in the Indenture) to the aggregate principal amount specified in the Indenture.

     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes issued under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such Notes.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note, at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

     As provided in the Indenture and subject to certain limitations set forth therein and in this Note, the transfer of this Note may be registered on the Security Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for the purpose in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable in book-entry fully registered form without coupons in minimum denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof as more fully provided in the Indenture. As provided in the Indenture, and subject to certain limitations set forth in the Indenture and in this Note, the Notes are exchangeable for a like aggregate principal amount of Notes of this Series in different authorized denominations, as requested by the Holders surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Notes (subject to certain exceptions) or (ii) the Company may be released from its obligation under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes of this series, and satisfies certain other conditions, all as more fully provided in the Indenture.

                THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
               ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.



                                              INNOVA, S. DE R.L. DE C.V.



Attest: ----------------------------------    By: ------------------------------
        Name:                                     Name:
        Title:                                    Title:




                                              By: ------------------------------
                                                  Name:
                                                  Title:


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

             This is one of the Notes referred to in the Indenture.
Dated:  [_______], 2004                                  The Bank of New York,
                                                         as Trustee


                                              By:
                                                 -------------------------------
                                                 Authorized Signatory

                             FORM OF REVERSE OF NOTE

     This Security is one of a duly authorized issue of Notes of the Company designated as its 9.375% Senior Exchange Notes due 2013 (hereinafter called the "Notes"), limited in aggregate principal amount to U.S.$ [_______], issued and to be issued under an Indenture, dated as of September 19, 2003 (hereinafter called the "Indenture"), among the Company, The Bank of New York, as Trustee, Registrar, Paying Agent and Transfer Agent and The Bank of New York (Luxembourg), as Luxembourg Paying Agent and Transfer Agent.

     ADDITIONAL AMOUNTS. The Company will pay to the Holders of the Notes such Additional Amounts as may become payable under Section 4.21 of the Indenture.

     REPURCHASE OF NOTES UPON A CHANGE OF CONTROL. The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then Outstanding, at a purchase price equal to 101% of the principal amount of the Notes plus accrued interest (if any) to the Payment Date. The Company is not required to make an Offer to Purchase following a Change of Control if a third party makes an Offer to Purchase that would be in compliance with the provisions described in this section if it were made by the Company and such third party purchases (for the consideration referred to in the immediately preceding sentence) the Notes validly tendered and not withdrawn. Prior to the mailing of the notice to Holders commencing such Offer to Purchase, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all indebtedness of the Company that would prohibit the repurchase of the Notes pursuant to such Offer to Purchase or (ii) obtain any requisite consents under instruments governing any such indebtedness of the Company to permit the repurchase of the Notes. The Company shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Notes pursuant to this "Repurchase of Notes upon a Change of Control" covenant.

     WITHHOLDING TAX REDEMPTION. The Notes will be subject to redemption in whole, but not in part, at the option of the Company at any time at 100% of their principal amount, together with accrued interest thereon, if any, to the Redemption Date, in the event the Company has become or would become obligated to pay, on the next date on which any amount would be payable with respect to such Notes, any Additional Amounts in excess of those attributable to a withholding tax rate of 10% as a result of a change in or amendment to the laws (including any regulations, rules or rulings promulgated thereunder) of Mexico (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to any official position regarding the application, administration or interpretation of such laws, rules, regulations or rulings, including a holding of a court of competent jurisdiction, which change or amendment is announced or becomes effective on or after the Closing Date.

     NOTICE OF REDEMPTION. Notice of redemption shall be given by the Company to the Trustee and each Holder whose Notes are to be redeemed in accordance with the provisions of Sections 3.02 and 3.04, respectively, of the Indenture.

     If notice of redemption has been given in the manner provided above, the Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                   SCHEDULE A

                              SCHEDULE OF EXCHANGES
                              ---------------------

The following exchanges of Notes for Notes represented by this Note have been made:

===================== ================== ========================= ==================== =====================
Principal amount of                      Change in principal       Principal amount of  Notation made by or
this Note as of the                      Amount of this Note due   this Note following  on behalf of the
date of exchange      Date exchange made to exchange               such exchange        Trustee
--------------------- ------------------ ------------------------- -------------------- ----------------------
--------------------- ------------------ ------------------------- -------------------- ----------------------
U.S.$
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==============================================================================================================